UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	333-282686	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2025, Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Dominari Securities, LLC, as representative of the underwriters named on Schedule I therein, pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten initial public offering (the “Offering”) an aggregate of 3,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $4.00 per share, for gross Offering proceeds of $15,000,000. The Company has also granted the underwriters a 45-day option to purchase up to 562,500 additional shares of Common Stock to cover over-allotments, if any. The Offering is expected to close on August 27, 2025.

The shares of Common Stock were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-282686), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on August 12, 2025 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $12,114,369. The Company anticipates using the net proceeds from the Offering for (i) the development of its lead product candidate, Phyto-N, for the treatment of ulcerative colitis; (ii) to conduct FDA-required good laboratory practice (“GLP”) toxicology and pharmacokinetic studies for Phyto-N in ulcerative colitis, (iii) to prepare and submit an Investigational New Drug (IND) application, and (iv) for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 26, 2025, we released the press release furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: August 26, 2025	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer